THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Third Amendment”) is entered into as of the 18th day of June, 2009 (the “Third Amendment Date”), by and between FARO TECHNOLOGIES, INC., a Florida corporation (“Borrower”), and SUNTRUST BANK, a Georgia banking corporation (“Bank”) for the purpose of amending the Amended and Restated Loan Agreement dated as of July 11, 2006, between Borrower and Bank, amended by the First Amendment to Amended and Restated Loan Agreement dated as of November 21, 2008 and the Second Amendment to Amended and Restated Loan Agreement dated as of April 14, 2009 (such Amended and Restated Loan Agreement as so amended being referred to herein as the “Original Agreement”). Unless otherwise defined in this Third Amendment, all defined terms used in this Third Amendment shall have the meanings ascribed to such terms in the Original Agreement.

W I T N E S S E T H:

        WHEREAS, Borrower and Bank desire to agree to certain modifications to the terms of the Original Agreement as set forth in this Third Amendment;

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

        1.         Definitions.

(a) Added Definitions. The following new defined terms are hereby added to Section 1.01 of the Original Agreement.

“Minimum Net Cash” shall mean, at any date of calculation, the total cash and short-term investments of the Borrower and the its Subsidiaries (including both Domestic Subsidiaries and Foreign Subsidiaries) less Senior Funded Debt.

(b) Changed Definitions. The definitions of the following terms heretofore defined in the Original Agreement are hereby amended to read in their entirety as follows:

“Agreement”shall mean the Amended and Restated Loan Agreement dated as of July 11, 2006, between Borrower and Bank, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of November 21, 2008, the Second Amendment to Amended and Restated Loan Agreement dated as of April 14, 2009, and the Third Amendment to Amended and Restated Loan Agreement dated as of June 18, 2009.

        2.        Amendment to Section 5.13(a) of the Original Agreement.   Section 5.13(a) of the Original Agreement is hereby amended to read in its entirety as follows:

(a) Minimum Net Cash. Borrower shall maintain Minimum Net Cash of $25,000,000, measured at the end of each of Borrower’s fiscal quarters.

        3.         Representations and Reaffirmations of Borrower.

(a) Representations and Warranties.

                                   (i)        Borrower represents and warrants that this Third Amendment has been duly authorized by all necessary action on the part of Borrower and each of its Subsidiaries that is a party thereto, has been duly executed and delivered by each of them, as applicable, and constitutes a valid and binding agreement of Borrower and each such Subsidiary enforceable against Borrower and such Subsidiaries, as applicable, in accordance with its terms.

                                   (ii)        Borrower hereby expressly reaffirms all of the representations and warranties of Borrower set forth in Article IV of the Original Agreement, except that for purposes of this Third Amendment all references to financial statements and SEC reports in Article IV of the Original Agreement shall be deemed updated to refer to the most recent corresponding financial statements and SEC reports of Borrower.

                                   (iii)        Borrower expressly represents and warrants that (A) as of the day immediately prior to the Third Amendment Date Borrower was in full compliance with all of its obligations under the Loan Documents, and (B) as of the Third Amendment Date, all conditions precedent to the effectiveness of this Third Amendment have been satisfied.

(b) Reaffirmation of Loan Documents. Except as expressly amended by this Third Amendment, all provisions of the Loan Documents shall remain in full force and effect.

        4.        Opinion of Counsel.   This Third Amendment shall not become effective until Bank shall have received an opinion of counsel to Borrower and the Domestic Subsidiaries reasonably satisfactory to Bank to the effect that this Third Amendment has been duly authorized by all necessary action on the part of Borrower and each of its Domestic Subsidiaries that is a party thereto, has been duly executed by each of them, as applicable, and constitutes a valid and binding agreement of Borrower and each Domestic Subsidiary enforceable against Borrower and its Domestic Subsidiaries, as applicable, in accordance with its terms.

        5.        Incorporation of Miscellaneous Provisions of the Original Agreement.   The miscellaneous provisions set forth in Sections 8.02 through 8.21 of the Original Agreement (including, without limitation, the WAIVER OF JURY TRIAL set forth in Section 8.20 of the Original Agreement) are incorporated by reference into this Third Amendment, except that all references to “this Agreement” in Sections 8.02 through 8.21 of the Original Agreement shall be deemed amended, mutatis mutandis, to refer to “this Third Amendment.”

        IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WITNESSES:	"BORROWER"

FARO TECHNOLOGIES, INC., a Florida corporation

_____________________________________	By: /s/ JAY W. FREELAND
Print Name:____________________________	Jay W. Freeland
President and Chief Executive Officer

_____________________________________
Print Name:____________________________	(CORPORATE SEAL)
Two witnesses as to Borrower

"BANK"

SUNTRUST BANK

_____________________________________	By: /s/ ANDREW LEE
Print Name:____________________________	Andrew Lee
First Vice President

_____________________________________
Print Name:____________________________
Two witnesses as to Borrower